Exhibit 10.10

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) ls entered into as of the 21st day of November, 2025 (the “Effective Date”), by and between The Move, LLC, a Colorado limited liability company (“Landlord”), and Where Food Comes From, Inc., a Colorado corporation (“Tenant”). The Landlord and Tenant may each be termed a “Party” and collectively the “Parties”.

RECITALS

This Third Amendment is made with respect to the following facts:

A. Landlord and Tenant entered into that certain Lease Agreement (the “Original Lease”) dated April 14, 2015, as amended by the First Amendment to Lease Agreement (the “First Amendment”) dated July 31, 2017, as amended by the Second Amendment to Lease Agreement (the “Second Amendment”) dated October 23, 2020, collectively the “Lease”, pertaining to the Premises located at 202 6th Street, Suite 300 and Suite 400, Castle Rock, Colorado 80104 (the “Premises”), as more particularly described in the Lease.

B. Tenant warrants that it is now in possession of the Premises and that the Lease is valid and presently in full force and effect.

C. Tenant desires, and Landlord is willing, to amend the Lease to among other things, extend the Term of the Lease for the Premises in accordance with the terms and conditions of this Third Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

1. Defined Terms. All initially capitalized terms used herein and not otherwise expressly defined in this Third Amendment shall have the meanings given to such terms in the Lease.

2. Extension of Term. The Term of the Lease for the Premises shall be extended for a period of seventeen (17) months commencing on August 1, 2026 (the “Extension Commencement Date”) and terminating on December 31, 2027 (the “Extension Term”), unless sooner terminated or extended pursuant to the terms of the Lease, upon and subject to all of the terms and conditions of the Lease, except as specifically provided herein to the contrary. Should the Landlord acquire a potential future tenant interested in leasing a portion of Tenant’s current Premises, Tenant may be open to discuss an early termination of that same portion of their Lease with Landlord.

3. Minimum Rent. During the Extension Term, Tenant agrees to pay to Landlord, Minimum Rent on the same terms and conditions as set forth in the Lease, in the following amounts:

Months	Price per SF	Monthly Minimum Rent	Annual Minimum Rent
08/01/2026 - 07/31/2027	$26.90	$35,420.58	$425,046.90
08/01/2027-12/31/2027	$27.71	$36,487.14	$437,845.71

4. Condition of Premises. Other than as set forth in this Third Amendment, Landlord shall have no obligation for the completion or remodeling of the Premises, and Tenant shall accept the Premises in its “as is” condition as of the Extension Commencement Date.

5. Effect of Amendemnt. If there is any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall voern. Except as herein specifically set forth, all other provisions of the Lease are ratified and shall remain in full force and effect and be finding upon the Parties in accordance with their terms.

6. Binding Effect. This Third Amendment shall be binding upon and Inure to the benefit of the Parties hereto and their respective successors and assigns.

7. Severabllity; Conflicts. In the event that any one or more of the provisions of this Third Amendment shall for any reason be held to be Invalid or unenforceable, the remaining provisions of this

Third Amendment shall be unimpaired, and shall remain in full force and effect and be binding upon the Parties hereto.

8. Headings. The paragraph headings that appear in this Third Amendment are for purposes of convenience of reference only and are not in any sense to be construed as modifying the substance of the paragraphs in which they appear.

9. Brokers. Landlord and Tenant hereby warrant and represent, each to the other, that there were no brokers or agents involved in the transaction which resulted in this Third Amendment, other than Decker Management Services LLC which acted as Landlord’s agent. Landlord and Tenant shall indemnify each other against any expense in connection with this Third Amendment (including costs of suit and reasonable attorneys’ fees) incurred by Landlord or Tenant as a result of any claim for brokerage or other commissions made by any other broker, finder or agent, whether or not meritorious, employed by Landlord or Tenant or claiming by, through, or under Landlord or Tenant.

10. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together, shall constitute a whole. It shall be fully executed when each Party whose signature is required has signed at least one counterpart notwithstanding that all Parties have not executed the same counterpart. The Parties agree that signatures transmitted by facsimile shall be binding as if they were original signatures.

11. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	TENANT:

The Move UC,	Where Food Comes From, Inc. a Colora corporation
a Colorado limited liability company

By:	By:	/s/ Dannette Henning
Name:	Name:	Dannette Henning
Title:	Title:	CFO

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